SUNAMERICA SERIES TRUST
WORLDWIDE HIGH INCOME
"MORGAN STANLEY INVESTMENT MANAGEMENT, INC. ""Van Kampen"""
"QUARTER ENDED: JUNE 30, 2005 "

Procedures Pursuant to Rule 10f-3
				Securities Purchased 	Comparable Securities


1	Name of Underwriters
     	(See prospectus attached)
2       Name of Issuer 			Chesapeake Energy

3	Title of Security		Corporate Bond

4	Date of First Offering		04/13/2005

5	Amount of Total Offering	" 600,000,000 "

6	Unit Price			$99.069

7	Underwriting Spread or Commission	$2.50

8	Rating					N/A

9	Maturity Date				01/15/2016

10	Current Yield				6.625%

11	Yield to Maturity			6.75%

12	Subordination Features			N/A

13	Nature of issuing Political
	"Entity, if any, including in"		N/A
	"the case of revenue bonds,"
	underlying entity supplying
	the revenue

14	Total Par Value of Bonds Purchased	" $135,000 "

15	Dollar Amount of Purchases		" $133,743.15 "

16	Number of Shares Purchased		N/A

17	Years of Continuous Operation		3+

18	Percentage of Offering Purchased	0.022%
	by Portfolio

19	Percentage of Offering Purchased by	0.749%
	other Portfolios of the Trust and
	other Investment Companies advised
	by the Adviser or any Subadviser

20	Sum of (18) and (19)			0.771%

21	Percentage of Portfolio Assets		0.300%
	Applied to Purchase

22	Name(s) of Underwriter(s) or
	Dealer(s) from whom Purchased		Lehman Brothers, Banc of America Securities
						Credit Sussie First Boston,
						Deutsche Bank Securities, UBS Investment Bank

23	"Is the Adviser, any Subadviser"
	or any person of which the Adviser	YES
	"or Subadviser is an ""affiliated"
	"person"", a Manager or Co-Manager"
	of Offering?

24	Were Purchases Designated as Group
	Sales or otherwise allocated to the	NO
	"Adviser, any Subadviser or any person"
	of whom the Adviser or Subadviser is
	"an ""affiliated person""?"

25 Was the Offering Fully Subscribed?  		YES
(Yes or No)





SUNAMERICA SERIES TRUST
TECHNOLOGY
"MORGAN STANLEY INVESTMENT MANAGEMENT, INC. ""Van Kampen"""
"QUARTER ENDED: JUNE 30, 2005 "

Procedures Pursuant to Rule 10f-3
                            Securities Purchased      Comparable Securities
1  Name of Underwriters
     	(See prospectus attached)

2	Name of Issuer 			Neustar Inc.

3	Title of Security

4 Date of First Offering		06/28/2005

5	Amount of Total Offering	" 605,000,000 "

6	Unit Price				$22

7	Underwriting Spread or Commission	$1.32

8	Rating					N/A

9	Maturity Date				N/A

10	Current Yield				N/A

11	Yield to Maturity			N/A

12	Subordination Features			N/A

13	Nature of issuing Political
	"Entity, if any, including in"		N/A
	"the case of revenue bonds,"
	underlying entity supplying
	the revenue

14	Total Par Value of Bonds Purchased	N/A

15	Dollar Amount of Purchases	" $50,204.00 "

16	Number of Shares Purchased	" 2,282 "

17	Years of Continuous Operation	3+

18	Percentage of Offering Purchased	0.008%
	by Portfolio

19	Percentage of Offering Purchased by	0.855%
	other Portfolios of the Trust and
	other Investment Companies advised
	by the Adviser or any Subadviser

20	Sum of (18) and (19)			0.863%

21	Percentage of Portfolio Assets		0.118%
	Applied to Purchase

22	Name(s) of Underwriter(s) or		JP Morgan Chase
	Dealer(s) from whom Purchased

23	"Is the Adviser, any Subadviser"
	or any person of which the Adviser	NO
	"or Subadviser is an ""affiliated"
	"person"", a Manager or Co-Manager"
	of Offering?

24	Were Purchases Designated as Group
	Sales or otherwise allocated to the	NO
	"Adviser, any Subadviser or any person"
	of whom the Adviser or Subadviser is
	"an ""affiliated person""?"

25 Was the Offering Fully Subscribed?  		YES
(Yes or No)